UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/29/2008

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 29, 2008, Delphax Technologies Inc. announced acceptance of a $5.4 million purchase order for consumable supplies and equipment parts from Harland Clarke Corp., the Company's largest customer. The Company expects to fulfill the puuchase order in the first half of fiscal 2009. The Company does not expect this order to affect the volume of goods and services it is providing Harland Clarke under an existing service and supply contract that runs through December 31, 2011.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated August 29, 2008 - Delphax Announces $5.4 Million Purchase Order From Harland Clarke

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: August 29, 2008	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated August 29, 2008 - Delphax Announces $5.4 Million Purchase Order From Harland Clarke